AMENDMENT to SECURITIES PURCHASE AGREEMENT

ParkerVision, Inc. (the “Company”) and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”) entered into a Securities Purchase Agreement dated March [ ], 2020 (the “Agreement”).

In accordance with Section 5.5 of the Agreement, the Agreement is hereby modified by a majority of the Purchasers as follows:

The following defined terms are added to Section 2.1:

“Allocated Portion” means the Purchaser’s pro rata portion of the Maximum Share of Proceeds calculated based on the Purchaser’s Subscription Amount proportion to the Maximum Share of Proceeds.

“Brickell Agreement” means the Claims Proceeds Investment Agreement, dated February 25, 2016, as amended, between the Company and Brickell Key Investments LP.

“Company Proceeds” means the net monetary proceeds received by the Company from any Patent Asset Proceeds after payment of (i) contingent and/or other fees and expenses payable to law firms representing the Company and/or (ii) minimum returns payable under the Brickell Agreement.

“Maximum Share of Proceeds” means an amount equal to Ten Million Dollars ($10,000,000).

“Patent Asset Proceeds” means any and all monetary recoveries paid by a defendant or a third-party to the Company or an attorney on behalf of the Company, as a result of, or in connection with, the Company’s patent assets.

Section 4.3 is added in its entirety as follows:

4.3   Contingent Payments. The Company will pay to each Purchaser, its Allocated Portion, until the aggregate of all such Allocated Portions (or a portion thereof) equals an amount equal to the Purchaser’s Subscription Amount. The Allocated Portion will be paid by the Company within thirty (30) business days following receipt by the Company of Company Proceeds by wire transfer of immediately available funds to an account specified by the Purchaser in writing to the Company.

Unless modified herein, all other terms of the Agreement shall remain in full force and effect.

This Amendment to the Agreement is effective as of May 1, 2020.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARKERVISION, INC. By:__________________________________________ Name:Cynthia Poehlman Title:Chief Financial Officer	Address for Notice: 9446 Philips Highway Suite 5A Jacksonville, FL 32256 Fax: (904) 732-6100
With a copy to (which shall not constitute notice): Graubard Miller The Chrysler Building 405 Lexington Avenue, 11th Floor New York, NY 10174 Attention: David Alan Miller, Esq. Fax: (212) 818-8881

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[PURCHASER SIGNATURE PAGES FOLLOW]

[PURCHASER SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________

Shares____________Percent of Purchasers Represented_____________

Maximum Contingent Payment____________________

Signature of Purchaser: